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                                                                     EXHIBIT 4.6



THE ATTACHED WARRANT IS ISSUED TO KLEIN BANK AS ESCROW AGENT IN ACCORDANCE WITH THE TERMS OF A SETTLEMENT AGREEMENT (THE "SETTLEMENT AGREEMENT"), DATED JULY 17,1998, BY AND BETWEEN JAMES T. RASH, AMERICAN MEDICAL TECHNOLOGIES, INC., DON SMITH, GHERE-SMITH INTERESTS, INC. AND PATRICK GRAFTON (COLLECTIVELY, "PLAINTIFFS"), AND WASTE SYSTEMS, INC., GEORG RETHMANN, HERMANN NIEHUES, JUERGEN THOMAS, VON FORELL AND 3CI COMPLETE COMPLIANCE CORPORATION (THE "COMPANY"). NOTWITHSTANDING THE TERMS AND PROVISIONS OF THE ATTACHED WARRANT, SUCH WARRANT, OR ANY PORTION THEROF, MAY NOT BE RELEASED FROM ESCROW EXCEPT IN ACCORDANCE WITH THE TERMS OF THE SETTLEMENT AGREEMENT AND ANY AMENDMENTS THERETO, AND UPON WRITTEN INSTRUCTIONS TO KLEIN BANK OR ANY SUCCESSOR ESCROW AGENT THAT HAVE BEEN SIGNED BY ALL OF THE PLAINTIFFS, ACTING INDIVIDUALLY AND ON BEHALF OF THE SETTLEMENT CLASS, AND THE COMPANY.





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THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT OR IN COMPLIANCE WITH AN EXEMPTION THEREFROM.

NO. OF SHARES: 1,002,964                                      WARRANT NO. 3CI-03

WARRANTHOLDER: Klein Bank as Escrow Agent

                                    WARRANT

                          TO PURCHASE COMMON SHARES OF

                      3CI COMPLETE COMPLIANCE CORPORATION

                             EXPIRING MARCH 22, 2000

         This certifies that, for value received, Klein Bank as escrow agent, or registered nominee (the "Holder") is entitled to purchase from 3CI COMPLETE COMPLIANCE CORPORATION (the "Company"), a Delaware corporation, at any time after the date hereof until 5:00 P.M., Houston time, on March 22, 2000, the number of Common Shares, par value of $.01 per share, of the Company set forth above at a Purchase Price of $1.50 per share in lawful money of the United States of America.

         SECTION 1. Definitions. For all purposes of this Warrant the following terms shall have the meanings indicated:

                 "Initial Purchase Price" shall mean the initial purchase price of U.S. $1.50 per Common Share as hereinbefore set forth.

                 "Purchase Price" shall mean the Initial Purchase Price or the Initial Purchase Price as the Initial Purchase Price may hereafter be adjusted from time to time pursuant to the provisions of Sections 5 and 8 hereof.

                 "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act.





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                 "Common Shares" shall mean the "Common Shares" of the Company as hereinafter defined in Section 6 hereof.

                 "Company" shall mean 3CI COMPLETE COMPLIANCE CORPORATION, a Delaware corporation, and any corporation which shall succeed to, or assume, the obligations of said corporation hereunder.

                 "Exchange Act" shall mean the Securities Exchange Act of 1934, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effort at the time.

                 "Securities Act" shall mean the Securities Act of 1933, or any similar Federal statutes, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                 "Transfer" as used in Section 4 hereof shall include any disposition of this Warrant or any Warrant Shares, or of any interest in either thereof which would constitute a sale thereof within the meaning of the Securities Act.

                 "Warrantholders" shall mean the registered holder or holders of this Warrant.

                 "Warrant Shares" shall mean the Common Shares purchased or purchasable by the registered holders of this Warrant upon the exercise thereof pursuant to Section 2 hereof.

                 "Warrant" shall mean this Warrant (and all Warrants issued in exchange, transfer or replacement of any thereof), identical as to terms and conditions and date, except as to the number of Common Shares for which they may be exercised, evidencing the rights to purchase initially up to an aggregate of 1,002,964 Common Shares.

                 "Market Price" means (i) the closing sale price on the date of issuance of any Common Shares as reported on the principal securities exchange on which the Common Shares are then listed or admitted to trading or (ii) if not so listed, the average of the closing bid and ask prices on that date as reported on the Nasdaq National Market System or Nasdaq Small-Cap Market, or
(iii) if not quoted on Nasdaq, the average of closing bid and ask prices for Common Shares as quoted by the National Quotations Bureau pink sheets or the National Association of Securities Dealers OTC Bulletin Board System. If the price of Common Shares shall not be so quoted, Market Price shall mean the fair market value of a Common Share as determined by an investment banking firm with expertise in the Company's area of business appointed by the judge of the 269th Judicial District Court, Harris County, Texas.





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         All terms used in this Warrant which are not defined in Section 1 hereof have the meanings respectively set forth therefor elsewhere in this Warrant.

         SECTION 2. Exercise of this Warrant. This Warrant may be exercised at any time and from time to time prior to expiration. In order to exercise this Warrant in whole or in part, the registered holder hereof shall complete the Subscription Form attached hereto, and deliver to the Company this Warrant and cash in an amount equal to the then aggregate Purchase Price of the Common Shares being purchased at its office or agency in Shreveport, Louisiana (or such other office or agency of the Company as the Company may designate by notice in writing to the holder of this Warrant). Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within 10 business days thereafter, execute or cause to be executed and deliver to such holder a certificate or certificates representing the aggregate number of Common Shares specified in said Subscription Form. Each stock certificate so delivered shall be in the denomination of 100 shares or such other denomination as may be requested by the registered holder hereof and shall be registered in the name of such holder Or such other name as shall be designated by such holder. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates pursuant to this Section, except that, in case such stock certificates shall be registered in a name or names other than the name of the registered holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the execution and delivery of such stock certificate or certificates shall be paid by the registered holder hereof to the Company at the time of delivering this Warrant to the Company as mentioned above.

         SECTION 3. Ownership of this Warrant.

         a. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer as provided in this Section 3 hereof.

         b. Exchange, Transfer, and Replacement. This Warrant, and any beneficial interest therein shall not be transferrable except to affiliates or successors or immediate family members or heirs or beneficiaries under the last will of the Warrant Holder identified in the first paragraph of this Warrant. Subject to Section 4 hereof, this Warrant is exchangeable, upon the surrender hereof by the registered holder to the Company at its office described in
Section 2 hereof, for a new Warrant or Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each such new Warrant or Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of such surrender (not exceeding, in the aggregate, the unexercised balance of the Warrant Shares originally issuable hereunder subject, of course, to any prior adjustments pursuant to Section 5 hereof). This Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the





                                  Page 3 of 9
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registered holder hereof in person or by duly authorized attorney, and a new
Warrant shall be made and delivered by the Company of the same tenor and date as this Warrant but registered in the name of the affiliates or successors or immediate family members, heirs, or beneficiaries under the last will of the Warrant Holder, upon surrender of this Warrant duly endorsed, at said office or agency of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of an agreement of indemnity (without security therefor), and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes) and other charges payable in connection with the operation, execution and delivery of this Warrant pursuant to this Section 3 hereof.

         SECTION 4. Investment Representation - Transfer Restrictions. The holder hereof warrants and represents that he, she, or it, as the case may be, is acquiring this Warrant or Warrant Shares for his, her or its own account for investment and not with a view to the public distribution thereof. This Warrant shall not be assigned, sold, hypothecated or transferred except in compliance with the terms hereof.

         SECTION 5. Anti-Dilution Provisions; Adjustments. In the event that the outstanding Common Shares are at any time increased or decreased solely by reason of split, combination of shares or stock dividends payable with respect to such Common Shares, appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the interest of the holder upon exercise will be the same as it would have been had such holder owned the underlying securities immediately prior to the occurrence of such events. If the Company shall engage in a merger, consolidation, reorganization, recapitalization or similar transaction, this Warrant (or if such transaction involves less than all of the Company's Common Shares, then a portion of this Warrant proportionate to the number of such involved Common Shares) shall become exercisable for the stock, securities and other consideration that a holder of the number of the Company's Common Shares subject to this Warrant would have been entitled to receive in any such merger, consolidation, reorganization, recapitalization or similar transaction (with appropriate adjustment, if any, to the Purchase Price). Such adjustments shall be made successively whenever any event listed in this paragraph shall occur.

         If and whenever after the date hereof the Company shall issue or sell any Common Shares for no consideration or for a consideration per share less than the Market Price then in effect as of the date of such issuance or sale, or issue, sell or grant any stock or security (including any warrant, option or right) directly or indirectly convertible into or exercisable for Common Shares for no consideration or for a consideration less than the Market Price then in effect as of the date of such issuance, sale or grant, the Market Price shall be reduced (but not increased, except as otherwise specifically provided herein) to the price (calculated to the nearest one-tenth of a cent) determined





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by dividing (x) an amount equal to the sum of (1) the aggregate number of
Common Shares outstanding immediately prior to such issue, sale or grant multiplied by then existing Purchase Price plus (2) the consideration received by the Company upon such issue, sale or grant (or to be received upon exercise or conversion of stock or securities into Common Shares) by (y) the aggregate number of Common Shares outstanding immediately after such issue or sale. Except as provided in the following paragraph, this provision shall not apply to any additional Common Shares resulting from convertible securities or stock purchase warrants or options outstanding as of the date hereof, and shall not apply to convertible securities providing for the issuance of Common Shares at a conversion price not less than the conversion price in effect for any of the Company's convertible securities outstanding as of the date hereof.

         If (i) the purchase price provided for in any right, warrant or option shall be decreased, (ii) the additional consideration, if any, payable upon the conversion or exchange of any convertible securities shall be decreased, or
(iii) the ratio at which any convertible securities are convertible into or exchangeable for Common Shares shall be increased (other than under or by reason of provisions designed to protect against dilution), the Purchase Price then in effect shall be decreased to the Purchase Price that would have been in effect had such rights, warrants, options or convertible securities provided for such changed purchase price, additional consideration or conversion rate at the time initially issued.

         The number of shares of Common Shares outstanding at any given time shall not include shares owned directly by the Company in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Shares.

         If any event or condition occurs as to which other provisions of this Article are not strictly applicable and would not fairly protect the exercise or purchase rights of the Warrants evidenced hereby in accordance with the essential intent and principles of such provisions, or that might materially and adversely affect the exercise or purchase rights of the holder hereof under any provisions of this Warrant, then the Company shall make such adjustments in the application of such provisions, in accordance with such exercise and purchase rights as aforesaid, and any adjustments necessary with respect to the Initial Purchase Price and the number of Warrant Shares purchasable hereunder so as to preserve the rights of the holder hereunder. In no event shall any such adjustment have the effect of increasing the Initial Purchase Price as otherwise determined pursuant to this Article except in the event of a combination of shares.

         SECTION 6. Definition of Company Shares. As used herein, the term "Common Shares" shall mean and include the Company's authorized Common Shares, par value $.01 per share, as constituted at the date hereof.





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         SECTION 7. Special Agreements of the Company. The Company covenants and agrees that it:

         (a) Will Reserve Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, the number of shares of authorized but unissued Common Shares deliverable upon the exercise of this Warrant, and it will have at all times any other rights or privileges provided for therein sufficient to enable it at any time to fulfill all of its obligations hereunder.

         (b) Will Avoid Certain Actions. The Company will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all such action as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or other impairment.

         (c) Will Secure Governmental Approvals. If any Common Shares required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any Federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, the Company will, at its expense, as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

         (d) Will Bind Successors. This Warrant shall be binding upon any corporation succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

         (e) Will Validly Issue Common Stock. All shares of Common Shares that may be issued upon exercise of the Warrants will, upon issuance by the Company, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

         (f) Settlement Agreement. The Warrants represented hereby are part of a duly authorized issue and sale of warrants to purchase Common Shares issued and sold pursuant to that certain Settlement Agreement (the "Agreement") between the Company and the Named Plaintiffs defined in the Agreement. In the event of any conflict between the provisions of the Agreement and this Warrant, the provisions of this Warrant shall control.

         SECTION 8. Reduction of Purchase Price. The Company shall have the right, at any time or from time to time, to voluntarily reduce the Purchase Price then in effect for such period or





                                  Page 6 of 9
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periods of time as the Board of Directors of the Company may determine. In each such event the Company shall mail to the registered holder or holders of this Warrant a certificate of an officer of the Company stating (i) the election of the Company to reduce the Purchase Price in accordance with this Section 8,
(ii) that such election is irrevocable during the period specified in such certificate, and (iii) the period in which such reduced Purchase Price shall be in effect, which period shall commence not less than 30 days after such certificate is mailed to the Warrantholders. Failure to receive such certificate by mail, or any defect therein, shall not affect the validity of the reduction of the Purchase Price during such period.

         SECTION 9. Notification by the Company. In case at any time:

                          (i) the Company shall pay any dividend payable in stock upon Common Shares or make any distribution (other than cash dividends which are not in a greater amount per share than the then recent cash dividend) to the holders of the Common Shares;

                          (ii)    the Company shall make an offer for
                 subscription pro rata to the holders of its Common Shares of any additional shares of stock of any class or other rights;

                          (iii) there shall be any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

                          (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the registered holder of this Warrant of the date on which (a) the books of the Company shall close, or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up shall take place, as the case may be. Such notice shall also specify the date as of which the dividend, distribution or subscription rights are payable, or the date as of which the holders shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. Such written notice shall be given not less than 30 and not more than 90 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto and such notice may state that the record date is subject to, the effectiveness of a registration statement under the Securities Act, or to a favorable vote of the stockholders, if either is required.





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         SECTION 10. Notices. Any notice or other document required or permitted to be given or delivered to Warrantholders shall be delivered at, or sent by certified or registered mail to each Warrantholder at the last address shown on the books of the Company maintained for the registry and transfer of this Warrant. Any notice or other document required or permitted to be given or delivered to the Company shall be delivered at, or sent by certified or registered mail to, the principal office of the Company, at 910 Pierremont, #312, Shreveport, Louisiana 71106, Attn: PRESIDENT (or such other address as shall have been furnished to the Warrantholders by the Company); provided, however, that the failure to deliver such copy shall not affect the validity of any notice or other document given or delivered as above provided.

         SECTION 11. No Rights as Shareholders; Limitation of Liability. This Warrant shall not entitle any holder hereof to any of the rights of a shareholder of the Company. No provision hereof, in the absence of affirmative action by the holder hereof to purchase Common Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         SECTION 12. Law Governing. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

         SECTION 13. Miscellaneous. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning of construction of any of the provisions hereof.





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         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer, attested by its duly authorized officer, and to
be dated as of the     day of March, 1998.

                                   3CI COMPLETE COMPLIANCE
                                    CORPORATION





                                   BY:  /s/ CHARLES D. CROCHET
                                      ------------------------------------------
                                      Charles D. Crochet, President

Attest:

/s/ CURTIS W. CRANE
--------------------------------------
Name:   Curtis W. Crane
Title:  Secretary





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                      3CI COMPLETE COMPLIANCE CORPORATION

                             SUBSCRIPTION AGREEMENT

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and the purchase thereunder of _________________ shares of the Company's Common Shares provided for therein and requests that certificate(s) for such shares be issued in the name(s) of

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            (please print name, address, and social security number)

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant certificate for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Dated: ______________________, 19___

Name of Warrantholder or Assignee





                                       ----------------------------------------
                                       (please print)

Address:
                                       ----------------------------------------

Signature:
                                       ----------------------------------------

Signature Guaranteed:                  NOTE: THE ABOVE SIGNATURE MUST
                                       CORRESPOND WITH THE NAME AS WRITTEN UPON
                                       THE FACE OF THE WITHIN WARRANT IN EVERY
                                       PARTICULAR WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATEVER,
                                       UNLESS THE WITHIN WARRANT HAS BEEN
                                       ASSIGNED.





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                                   ASSIGNMENT

              (To be signed only upon assignment of this Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

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         (name and address of assignee must be printed or typewritten)

the within Warrant, hereby irrevocably constituting and appointing _________________________, attorney to transfer said Warrant on the books of the Company with full power of substitution in the premises.

Dated: _________________, 19____




                                       ----------------------------------------
                                       SIGNATURE OF REGISTERED HOLDER

Signature Guaranteed:                  NOTE: THE SIGNATURE OF THIS ASSIGNOR
                                       MUST CORRESPOND WITH THE NAME AS IT
                                       APPEARS UPON THE FACE OF THE WITHIN
                                       WARRANT IN EVERY PARTICULAR, WITHOUT
                                       ALTERATION OR ENLARGEMENT OR ANY CHANGE
                                       WHATEVER.